UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

VIRAGEN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-17827	11-2788282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8377

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2006, the Company completed a private placement of $315,400 consisting of 3,154 shares of Series D 24% Cumulative Preferred Stock. The stated value of the Series D preferred stock is $100 per share, and holders of the Series D preferred stock are entitled, subject to the terms of the Company’s Certificate of Designations with respect to its Series C 24% Cumulative Preferred Stock, to receive a cumulative dividend of 24% per annum on the stated value. The dividend is payable in cash at the earlier of (i) annually in arrears commencing August 18, 2007 and annually thereafter on each August 18th or (ii) upon redemption following the closing of any subsequent financing by the Company or its parent company, Viragen, Inc., with gross proceeds equal to or greater than $7,000,000. The Series D preferred stock is not convertible.

Subject to the priority of the Series C preferred stock and restrictions contained in the Certificate to Set Forth Designations, Preferences and Rights of Series C preferred stock, the Series D preferred stock is redeemable by the Company or holder of the Series D preferred stock upon the earlier of eighteen months from issuance or upon the closing of any subsequent financing in a single transaction or series of related transactions resulting in the receipt of aggregate gross proceeds equal to or greater than $7,000,000 to the Company or its parent company, Viragen, Inc. The holder of the Series D preferred stock may require the Company to redeem all or a portion of such holder’s Series D preferred stock at its stated value, plus any accrued and unpaid dividends, rounded up to August 18 of the year of redemption (i.e., if such redemption occurs, dividends will be accrued and payable through the next August 18 despite redemption prior to that date). At the time of any such financing by the Company or its parent, the Company has the right to redeem all, but not less than all, of the Series D preferred stock at its stated value, plus any accrued and unpaid dividends, rounded up to August 18 of the year of redemption (i.e., if such redemption occurs, dividends will be accrued and payable through the next August 18, despite redemption prior to that date).

The net proceeds from the offering of $283,860 will be used for working capital purposes.

Dawson James Securities, Inc. served as placement agent for the transaction, and received a placement agent cash fee of $25,232. In addition, the placement agent received a non-accountable expense fee of $6,308.

The investor who participated in the private placement was a non-U.S. resident, was outside the United States at the date of the execution and delivery of the subscription agreement, purchased the Series D preferred stock for its own account and not on behalf of any U.S. person and made various representations and warranties consistent with the requirements of Regulation S under the Securities Act of 1933. Accordingly, the issuance of the securities was exempt from registration under the Securities Act of 1933 by reason of Regulation S thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Certificate to set forth Designations, Preferences, and Rights of Series D 24% Cumulative Preferred Stock, $0.01 par value per share

10.1	Subscription Agreement relating to the sale of Series D 24% Cumulative Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN INTERNATIONAL, INC.

By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and
Principal Financial Officer

DATED: August 23, 2006

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Certificate to set forth Designations, Preferences, and Rights of Series D 24% Cumulative Preferred Stock, $0.01 par value per share

10.1	Subscription Agreement relating to the sale of Series D 24% Cumulative Preferred Stock